UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2007

BJ’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7755 Center Avenue, Suite 300

Huntington Beach, CA 92647

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 500-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 12, 2007, the Board of Directors of the BJ’s Restaurants, Inc. made certain amendments to the charters of its Audit Committee, Compensation Committee and Governance and Nominating Committee. Complete copies of the charters, as amended, are attached hereto as Exhibits 99.1 through 99.3. Complete copies of these charters are also available on the Company’s website at www.bjsrestaurants.com under the heading “Investors” and subheading “Corporate Governance.”

Item 9.01	Exhibits

(d)	Exhibit No.	Description

	99.1	BJ’s Restaurants, Inc. Audit Committee Charter (as amended and restated on December 12, 2007)

	99.2	BJ’s Restaurants, Inc. Compensation Committee Charter (as amended and restated on December 12, 2007)

	99.3	BJ’s Restaurants, Inc. Governance and Nominating Committee Charter (as amended and restated on December 12, 2007)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ’S RESTAURANTS, INC.

Date:	December 18, 2007	By:	/s/ Gerald W. Deitchle
Gerald W. Deitchle,
Chief Executive Officer, President and Director

By:	/s/ Gregory S. Levin
Gregory S. Levin,
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	BJ’s Restaurants, Inc. Audit Committee Charter (as amended and restated on December 12, 2007)

99.2	BJ’s Restaurants, Inc. Compensation Committee Charter (as amended and restated on December 12, 2007)

99.3	BJ’s Restaurants, Inc. Governance and Nominating Committee Charter (as amended and restated on December 12, 2007)